May 23, 2022

Mobivity Appoints Veteran Digital Media Executive Ben Weinberger to Board of Directors

PHOENIX, May 23, 2022 (GLOBE NEWSWIRE) -- Mobivity Holdings Corp. (OTCQB: MFON), maker of the award-winning Recurrency platform that increases customer engagement through mobile messaging and personalized digital offers, today announced the appointment of digital media industry expert and product-focused entrepreneur, Ben Weinberger, to its Board of Directors.

Ben's distinguished 20-year career spans roles as founder, CEO and Chief Product Officer building and scaling digital media and entertainment businesses. He formerly served as founding SVP and Chief Product Officer at Sling TV where he helped redefine the next generation of television. Prior to Sling TV, Ben was the co-founder and CEO of Digitalsmiths, the product leader in the field of video search, recommendations and personalization. Under his leadership, Digitalsmiths developed video discovery solutions that have been adopted by several of the biggest names in cable, satellite, telco and broadcast media. In 2014, Digitalsmiths was acquired by TiVo for $135 million.

Ben currently serves as an advisor to Drive by DraftKings and is on the board of directors of Librestream Technologies and FrndlyTV. Ben graduated with honors from the Department of Radio and Television at Southern Illinois University Carbondale in 2001.

Dennis Becker, CEO of Mobivity said, “Ben is a proven entrepreneur and operator who deeply understands the digital media and marketing technology industry. His proven experience innovating and bringing new technologies to market will be a huge asset to Mobivity as we pioneer real-world rewards for digital acquisition and retention. I couldn't be more excited to have Ben aboard at such a pivotal time. His experience and expertise will help us grow near-term and build our business for sustainable long-term growth.”

Ben Weinberger commented, “Mobivity sits uniquely at the intersection of digital operators seeking better acquisition and retention, brands striving to increase sales and traffic and consumers seeking increased value. I see tremendous upside for the Company and am eager to join the Board of Directors at such an exciting time in the company's trajectory.”

Weinberger replaces John Harris who resigned from the Board following a twelve-year term. The company thanks John for his service to Mobivity and wish him well in future endeavors.

About Mobivity

Brick and mortar stores struggle to manage customer connections in a digital world. Mobivity provides a platform to connect national restaurants, retailers, personal care brands, and their partners with customers to increase retention, visits, and spend. Mobivity's Recurrency platform increases customer engagement and frequency by capturing detailed POS

transaction data, analyzing customer habits, and motivating customers and employees through data-driven messaging applications and rewards. For more information about Mobivity, visit mobivity.com or call (877) 282-7660.

Forward Looking Statement
This press release contains forward-looking statements concerning Mobivity Holdings Corp. within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding the benefits of recent additions to the Company's management team; the Company's expectations for the growth of the Company's operations and revenue; and the advantages and growth prospects of the mobile marketing industry. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, our ability to successfully integrate our recent additions to management; our ability to develop the sales force required to achieve our development and revenue goals; our ability to raise additional working capital as and when needed; changes in the laws and regulations affecting the mobile marketing industry and those other risks set forth in Mobivity Holdings Corp.'s annual report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 30, 2021 and subsequently filed quarterly reports on Form 10-Q. Mobivity Holdings Corp. cautions readers not to place undue reliance on any forward-looking statements. Mobivity Holdings Corp. does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Investor Relations Contact:
Brett Maas • Managing Partner, Hayden IR
brett@haydenir.com • (646) 536-7331

mobivity

Source: Mobivity Holdings Corp.